Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2021, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-259016) and related Prospectus of ForgeRock, Inc. for the registration of 11,000,000 shares of its Class A common stock.

/s/ Ernst & Young LLP

San Jose, California

September 7, 2021